Exhibit 10.4

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is made and entered into on June 8, 2021 by and among [●] (“Stockholder”), [●], both individually and in [his][her] capacity as [●] (collectively, [●]) and Momentus Inc., a Delaware corporation (the “Company”).

The parties hereby agree as follows:

1. Repurchase. Subject to the terms and conditions of this Agreement, at the Closing Date (as defined below), Stockholder shall sell, transfer, assign and deliver to the Company, and the Company shall repurchase and acquire from Stockholder, [●] ([[●] the “Options” and] [●] collectively, the “Shares”). Subject to the conditions set forth in Section 2 of this Agreement, the Company shall pay, in accordance with Section 2 of this Agreement, out of funds legally available therefor (as determined on the applicable Consummation Date), the sum of One Dollar ($1) payable on the Closing Date (as defined below) plus an aggregate purchase price of (a) $[●] (in the case of Section 2(b)) or (b) $[●] (in the case of Section 2(c)) (the “Purchase Price”), less all required tax withholdings or required tax deductions, if any (provided that any such withholdings or deductions are identified in writing by the Company to Stockholder at least ten business days prior to the applicable payment of the Purchase Price, along with reasonable supporting documentation regarding the basis therefor), to Stockholder in consideration for the Shares and Stockholder’s and [●]’s other agreements set forth herein, including, without limitation, the release contained in Section 5 of this Agreement. The transactions contemplated by this Section 1 are referred to herein collectively as the “Repurchase.” The Repurchase includes, and the Purchase Price encompasses, in addition to the Shares, any of the Company’s or Stable Road Acquisition Corp.’s securities beneficially owned by the Stockholder or [●] which are not expressly disclosed in this Agreement, including, without limitation, any shares of the Company’s or Stable Road Acquisition Corp’s capital stock or any options or other rights to purchase or receive shares of the Company’s capital stock or Stable Road Acquisition Corp’s capital stock.

2. Closing Date; Delivery.

(a) On the date hereof (the “Closing Date”), Stockholder [(i)] shall deliver to the Company a Stock Power in the form attached to this Agreement as Exhibit A, executed by Stockholder in favor of the Company [and (ii) hereby agrees to the cancellation of each Option in its entirety and all rights and benefits thereunder]. The Company agrees to pay the Stockholder the sum of One Dollar ($1) on the Closing Date. The Company will promptly cancel the Shares on its books and records.

(b) No later than the tenth (10th) business day following the earlier of the date (the “First Consummation Date”) of the consummation of (i) a Business Combination or capital raising transaction or series of transactions (whether in the form of debt or equity) resulting in cash proceeds to the Company of no less than $100,000,000 (determined without any reduction in respect of amounts used to pay fees and expenses associated with the capital raise), or (ii) the transactions contemplated by the Agreement and Plan of Merger by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC and the Company dated October 7, 2020 (the “SPAC Transaction”) (such closing date, the “First Payment Date”), the Company shall, out of funds legally available therefor (as determined on the First Consummation Date after the consummation of the foregoing transaction or series of transactions), (A) pay $[●] to the Stockholder by wire transfer to a United States bank account designated in writing by Stockholder to the Company prior to the First Payment Date (the “Account”) and (B) deposit $[●] into an escrow account (the “Escrow Account”) that will be established in accordance with the terms of an escrow agreement (the “Escrow Agreement”) to be executed by the Company, the Stockholder and an escrow agent (the “Escrow Agent”) mutually selected by the Company and the Stockholder, in form and substance reasonably acceptable to the Company and the Stockholder (provided that the Escrow Agreement shall provide that the funds held in the Escrow Account shall be released from the Escrow Account upon the joint written instruction from an authorized representative of each of the Company and the Stockholder). For purposes of this Agreement, “Business Combination” shall mean (1) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction (x) in which the Company or any of its subsidiaries is a constituent corporation, (y) in which a person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 50% of the outstanding securities of any class of voting securities of the Company or any of its subsidiaries, or (z) in which the Company or any of its Subsidiaries issues or sells securities representing more than 50% of the outstanding securities of any class of voting securities of the Company or any of its subsidiaries; or (2) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), exclusive license (other than licenses in the ordinary course of business), acquisition, or disposition of any business or businesses or assets that constitute or account for 50% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries.

(c) No later than the tenth (10th) business day following the date (the “Second Consummation Date”, and each of the First Consummation Date and the Second Consummation Date, a “Consummation Date”) of a Business Combination or capital raising transaction or series of transactions (whether in the form of debt or equity, and including, for the avoidance of doubt, the SPAC Transaction) resulting in cash proceeds to the Company of no less than $250,000,000 in the aggregate (determined without any reduction in respect of amounts used to pay fees and expenses associated with the capital raise and calculated, for the avoidance of doubt, including the $100,000,000 previously received by the Company in respect of the First Payment Date) (the “Second Payment Date”), the Company shall, out of funds legally available therefor (as determined on the Second Consummation Date after the consummation of the foregoing transaction or series of transactions), (A) pay an additional $[●] to the Stockholder by wire transfer to the Account and (B) deposit $[●] into the Escrow Account.

(d) The Stockholder’s entitlement to receive the portion of the Purchase Price described in Section 2(b) is contingent and shall not vest until the First Consummation Date. Similarly, the Stockholder’s entitlement to receive the portion of the Purchase Price described in Section 2(c) is contingent and shall not vest until the Second Consummation Date. Accordingly, if no Consummation Date occurs, Stockholder’s compensation for the Shares will be limited to the sum of One Dollar ($1). As promptly as reasonably practicable after a determination that the release of any funds in the Escrow Account is permitted under the NSA (as defined below), and no later than 5 business days after any such determination, each of the Company and the Stockholder shall cause its authorized representatives to issue joint written instructions to the Escrow Agent to release the funds in the Escrow Account to the Stockholder in accordance with the terms of the Escrow Agreement.

3. Representations and Warranties of Stockholder. In connection with the Repurchase, [●] and Stockholder represent and warrant to, and agrees with, the Company that:

(a) Authorization. [●] and Stockholder have all necessary power and authority to execute, deliver and perform [●]’s and Stockholder’s respective obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell, transfer and deliver the Shares to the Company. This Agreement constitutes the valid and legally binding obligation of each of [●] and Stockholder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Ownership. [●] is the sole current beneficial owner, and Stockholder is the sole record holder, of the Shares, and the Shares are free and clear of any liens, pledges, security interests, claims, equitable interests, encumbrances, rights of repurchase, vesting provisions, voting restrictions, options, rights of first refusal, rights of co-sale or other restrictions (“Encumbrances”) (other than restrictions on transfer under applicable state and federal laws, and any Encumbrances set forth in the Company’s Certificate of Incorporation and Bylaws or any agreement to which the Company and Stockholder are parties relating to the Shares, in each case, to the extent applicable). Stockholder has good and marketable title to the Shares and the right and authority to sell, transfer, assign and deliver the Shares to the Company pursuant to this Agreement and without any third-party consent that has not been obtained.

(c) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the Repurchase will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of any instrument, judgment, order, writ, decree, contract or agreement or an event which results in the creation of any Encumbrances upon the Shares. Each of [●] and Stockholder is not in default or breach (and, to the knowledge of [●] and Stockholder, no set of facts exist that with the passage of time or otherwise would constitute a default or breach by [●] or Stockholder) under any instrument, judgment, order, writ, decree, contract or agreement relating to the Shares. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the Repurchase.

(d) Sale for Own Account. Stockholder is selling, transferring, assigning and delivering the Shares hereunder for Stockholder’s own account only and not with a view to, or for sale in connection with, a distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

(e) Accredited Investor. Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.

(f) Sophistication. Each of [●] and Stockholder: (i) is a sophisticated individual or entity familiar with transactions similar to the Repurchase and has the capacity to protect his/her/its own interests in connection with the sale of the Shares and the transactions contemplated by this Agreement by reason of its business or financial experience or the business or financial experience of his/her/its professional advisors who are unaffiliated with, and who are not compensated by the Company; (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Repurchase; (iii) has negotiated the terms of this Agreement (including the Purchase Price) on an arm’s-length basis and has had an opportunity to consult with his/her/its legal, tax and financial advisors concerning this Agreement and its subject matter; (iv) acknowledges that the Purchase Price of the Shares being paid by the Company may not represent the fair market value of the Shares, and that the Shares may have a current or future value greater or lesser than the amount paid for the Shares under this Agreement; (v) understands that the Company’s plans for the future may result in the Shares becoming significantly more or less valuable, and that the future value of the Shares could be greater or lesser than the Purchase Price; and (vi) acknowledges and understands that the Company may pursue liquidity events. Neither the Company nor any of its Related Parties has made any representation to the parties about the advisability of this decision or the potential future value of the Shares. [●] and Stockholder agrees that neither the Company nor any of its Related Parties are under any obligation to disclose to [●] or Stockholder any information or opinion they may have about the potential future value of the Company’s capital stock, even if such information is material, and each of [●] and Stockholder has determined to enter into this Agreement notwithstanding such lack of information. Each of [●] and Stockholder hereby acknowledges that any future sale of shares of the Company’s capital stock could be at a premium or a discount to the Purchase Price, and such sale could occur at any time or not at all. Each of [●] and Stockholder hereby acknowledges that it has not relied on any representation or statement of the Company, other than those set forth in this Agreement, in making its decision to enter into this Agreement For purposes of this Agreement, the term “Related Parties” means (A) the past, present and future directors, officers, employees, stockholders, subsidiaries, agents, attorneys, advisors and representatives of the Company or the Stockholder (as applicable) and (B) the successors and past, present and future successors and assigns of the Company or the Stockholder (as applicable) and the applicable parties referred to in the foregoing clause (A).

(g) Information. Each of [●] and Stockholder has entered into this Agreement based on his/her/its knowledge, investigation and analysis. Each of [●] and Stockholder has received all the information each of [●] and Stockholder considers necessary or appropriate for deciding whether to transfer, sell and deliver the Shares hereunder and perform the other transactions contemplated hereby. Each of [●] and Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company, and to seek from the Company such additional information as each of [●] and Stockholder has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to him by or on behalf of the Company.

(h) No Future Participation. Each of [●] and Stockholder is fully aware of the possibility that the value of the Shares may significantly appreciate over time and by agreeing to transfer, sell and deliver the Shares pursuant to this Agreement, each of [●] and Stockholder is giving up the opportunity to sell the Shares at a higher price in the future. Each of [●] and Stockholder acknowledges and agrees that Stockholder will have no future participation in any of the Company’s gains, losses, profits or distributions with respect to the Shares. If the Shares increase in value by any means, or if the Company’s equity becomes freely tradable and increases in value, each of [●] and Stockholder acknowledges that Stockholder is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares other than the right to receive the Purchase Price in accordance with this Agreement.

(i) No Other Equity. After giving effect to the Repurchase, each of [●] and Stockholder acknowledges and agrees that each of [●] and Stockholder does not own, beneficially or of record, any of the Company’s or Stable Road Acquisition Corp.’s securities, including, without limitation, any shares of the Company’s or Stable Road Acquisition Corp’s capital stock or any options or other rights to purchase or receive shares of the Company’s capital stock or Stable Road Acquisition Corp’s capital stock. The Shares represent [●]’s and [his][their respective] affiliated and related entities’ entire ownership interest in the Company [(including any shares of Company’s stock and options and other instruments, directly or indirectly held, or beneficially owned, by [●], whether or not they are disclosed in this Agreement)[, except for the shares currently held by [●]. The shares held by [●] are being purchased by the Company from [●] pursuant to a separate transaction closing concurrently or substantially concurrently herewith].

(j) Tax Matters. Each of [●] and Stockholder has had opportunity to review with each of [●]’s and Stockholder’s tax advisors the federal, state and local tax consequences of the Repurchase. Each of [●] and Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its Related Parties. Each of [●] and Stockholder understands that [●] and Stockholder (and not the Company or any of its Related Parties) shall be responsible for [●]’s and Stockholder’s tax liability and any related interest and penalties that may arise as a result of the Repurchase.

4. Representations and Warranties of the Company. In connection with the

Repurchase, the Company represents and warrants to each of [●] and Stockholder that as of the Closing Date:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.

(b) Authorization. The Company has all necessary power and authority to execute, deliver and perform the Company’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

5. Release.

(a) In partial consideration of the Purchase Price and for other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by [●] and Stockholder, each of [●] and Stockholder, on behalf of [●] and Stockholder and [●]’s and Stockholder’s respective successors, assigns, affiliates, agents and representatives hereby knowingly and voluntarily releases the Company and its Related Parties (each, a “Company Released Party”) to the maximum extent permitted by applicable law from any and all claims, demands, causes of action, obligations, damages, losses, liabilities, promises, debts, costs and expenses of any kind whatsoever, whether at law or in equity, asserted or unasserted, known or unknown, suspected or unsuspected, fixed or contingent (collectively, “Claims”), which [●] or Stockholder may have or may claim to have against any Company Released Party arising from or relating to any events, facts, conditions or circumstances existing or arising on or prior to the date hereof, in each case, to the extent related to the Company, including without limitation, Claims that arise from or relate to [●]’s or Stockholder’s prior relationship with the Company, [●]’s or Stockholder’s rights or status as an equityholder, employee, officer or director of the Company (excluding, however, any Claims [●] or Stockholder may have under this Agreement and any of the other agreements executed and delivered in connection herewith, including Stockholder’s right to receive the Purchase Price from the Company). The waiver and release contained in this Section 5(a) includes, without limitation, Claims for attorneys’ fees or costs, wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, fraud in the inducement, breach of contract and breach of the covenant of good faith and fair dealing, discrimination, harassment, or retaliation based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act or any other federal, state or local law prohibiting discrimination and/or harassment and all other laws and regulations relating to employment. Each of [●] and Stockholder acknowledges that he/she/it has been advised by legal counsel, is familiar with and fully understands the provisions of Section 1542 of the California Civil Code (“Section 1542”) which provides as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.” Having been so advised, each of [●] and Stockholder nevertheless elects to and does assume all risks for Claims known or unknown, suspected or unsuspected, heretofore arising from the subject of this Section 5(a), and specifically waives any rights it may have under Section 1542, as well as under any other applicable statute or common-law principle with a similar effect.

(b) In partial consideration of the Repurchase and for other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by the Company, the Company, on behalf of the Company and the Company’s stockholders’ successors, assigns, affiliates, agents and representatives hereby knowingly and voluntarily releases the Stockholder and its Related Parties (each, a “Stockholder Released Party”) to the maximum extent permitted by applicable law from any and all Claims which the Company may have or may claim to have against any Stockholder Released Party arising from or relating to any events, facts, conditions or circumstances existing or arising on or prior to the date hereof, in each case, to the extent related to the Stockholder (excluding, however, any Claims the Company may have under this Agreement any of the other agreements executed and delivered in connection herewith[, that certain Separation Agreement between the Company and [●], dated February 11, 2021, that certain Employee Nondisclosure and Invention Assignment Agreement between the Company and [●] dated March 10, 2018, that certain Proprietary Information and Inventions Agreement between the Company and [●] dated November 7, 2018, that certain Non-Competition, Non-Solicitation and Confidentiality Agreement between [●] and Stable Road Acquisition Corp. dated October 7, 2020] and that certain Lock-Up Agreement dated February 13, 2021, by and among the Company, [●] and certain other parties thereto (the “Lock-Up Agreement”); provided that in no event shall the Company have any, and the Company hereby releases all, claims against any Stockholder Released Party under the Lock-Up Agreement that may arise as a result of the consummation of the Repurchase). The waiver and release contained in this Section 5(b) includes, without limitation, Claims for attorneys’ fees or costs, wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, fraud in the inducement, breach of contract and breach of the covenant of good faith and fair dealing. The Company acknowledges that it has been advised by legal counsel, is familiar with and fully understands the provisions of Section 1542 which provides as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.” Having been so advised, the Company nevertheless elects to and does assume all risks for Claims known or unknown, suspected or unsuspected, heretofore arising from the subject of this Section 5(b), and specifically waives any rights it may have under Section 1542, as well as under any other applicable statute or common-law principle with a similar effect.

(c) The releases contained in this Section 5 shall not apply to any Claim which, as a matter of law, cannot be released by private agreement. If any provision of the release contained in this Section 5 is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and a court shall enforce all remaining provisions to the full extent permitted by law.

6. Miscellaneous.

(a) Confidentiality. The terms and existence of this Agreement and the transactions contemplated hereby are strictly confidential and shall not be disclosed by none of [●], the Stockholder or the Company to any third party without the prior written consent of the other parties hereto; provided, however, that [●], Stockholder or the Company may disclose the terms and existence of this Agreement (i) to its respective attorneys, accountants or other professional advisors or (ii) as may be required by law, by any government regulatory or self-regulatory agency or authority, including, without limitation, pursuant to any public filing requirements of the Securities and Exchange Commission pursuant to the rules and regulations of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended provided that, if the Company determines it is required to make a disclosure of the terms and existence of this Agreement in accordance with this clause (ii), the Company shall provide the Khasis Parties and the Stockholder with a reasonable opportunity to review and comment on such disclosure prior to the issuance thereof (and in no event less than 2 business days prior to such issuance) and the Company shall reflect any reasonable comments on such disclosure provided by the Khasis Parties or the Stockholder prior to the issuance of such disclosure; provided, further, that any Khasis Party or the Stockholder may, in response to inquiries from third parties, acknowledge that it no longer directly or indirectly owns any Shares only after such information has already been publicly disclosed by the Company and Stable Road Acquisition Corp. in compliance with Regulation FD. Each of [●] and Stockholder further agrees that he/she/it shall keep confidential and shall not disclose, divulge or use for any purpose any and all confidential information obtained from the Company to date pursuant to the terms of this Agreement or any other agreement to which [●] or Stockholder is a party, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6(a) by [●] or Stockholder), (b) is or has been independently developed or conceived by [●] or Stockholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to [●] or Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that [●] and Stockholder may disclose confidential information (i) to their respective attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with Stockholder’s disposition of its investment in the Company or (ii) as may otherwise be required by law, provided that to the extent permitted by law [●] or Stockholder, as applicable, promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. This provision shall survive the termination of this Agreement.

(b) Survival. The agreements, representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Closing Date and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any party hereto.

(c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

(d) Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(e) Further Assurances. Following the Closing Date, each of the Company, [●] and the Stockholder shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Repurchase.

(f) Entire Agreement; Amendment. This Agreement is being executed substantially concurrently with the execution by [●] and the Company of a National Security Agreement for CFIUS Case No. 21-102 (formerly CFIUS Case No. 21-040) (the “NSA”) with the U.S. Government represented by the U.S. Department of Defense and the Treasury collectively as the CFIUS Monitoring Agencies (the “CMAs”). Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement and approved in writing by the CMAs.

(g) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email (which is confirmed by the intended recipient), addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page.

(h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, the parties shall renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(i) Counterparts. This Agreement may be executed in two or more counterparts, including electronically executed or transmitted counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(j) No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(k) Legal Counsel. Orrick, Herrington & Sutcliffe LLP, has solely and exclusively represented the Company in connection with the preparation, negotiation and execution of this Agreement, and has not undertaken to represent Stockholder in connection herewith. To the extent that Stockholder desires, Stockholder should retain counsel of Stockholder’s own choosing in order to represent and protect the interests of Stockholder. Stockholder acknowledges that Stockholder has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of Stockholder’s own choice or that Stockholder has voluntarily declined to seek such counsel.

(l) Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties hereto acknowledge that: (i) they have read this Agreement; (ii) they understand the terms and consequences of this Agreement and of the releases it contains; and (iii) they are fully aware of the legal and binding effect of this Agreement.

[Signature Pages Follow]

The parties have executed this Stock Repurchase Agreement as of the date first set forth above.

STOCKHOLDER:

[●]

The parties have executed this Stock Repurchase Agreement as of the date first set forth above.

THE COMPANY:

MOMENTUS INC.

By:
Name:
Title:

Address:
3050 Kenneth St.
Santa Clara, CA 95054

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Common Stock Repurchase Agreement, by and between the undersigned (“Stockholder”) and Momentus Inc., a Delaware corporation (the “Company”), Stockholder hereby sells, transfers, assigns and delivers unto the Company [●].

Dated:	STOCKHOLDER:

[●]